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                                                                    Exhibit 23.1


                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-31414) pertaining to the registration of 6,553,341 shares of common stock; the Registration Statement (Form S-8 No. 333-40230) pertaining to the United Shipping & Technology, Inc. 2000 Stock Option Plan; the Registration Statements (Form S-8 No. 333-30228 and 333-06269) pertaining to the United Shipping & Technology, Inc. 1996 Director Stock Option Plan and the 1995 Stock Option Plan; and the Registration Statement (Form S-3 No. 333-34411) pertaining to the registration of 1,538,474 shares of common stock, of our report dated October 9, 2001, with respect to the consolidated financial statements of United Shipping & Technology, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2001.


                                            /s/ Ernst & Young LLP
                                            Ernst & Young LLP

Minneapolis, Minnesota
October 9, 2001